                                                                    EXHIBIT 99.4



                             STOCKHOLDERS AGREEMENT

                            INTERVISUAL BOOKS, INC.

                                JANUARY 8, 2002


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                             STOCKHOLDERS AGREEMENT

        This STOCKHOLDERS AGREEMENT (the "Agreement") is entered into as of January 8, 2002, by and among Intervisual Books, Inc., a California corporation (the "Company"), Intervisual Partners, LLC, a Delaware limited liability company (the "Investor"), Waldo H. Hunt, a director, officer and stockholder of the Company ("Hunt"), The Hunt Family Trust UTA May 30, 1980 (the "Hunt Trust" and together with Hunt, the "Hunt Entities"), Steven D. Ades, a director, officer and stockholder of the Company ("Ades"), and The Steven Ades and Laurie Levit Revocable Family Trust UTA April 18, 1991 (the "Ades Trust" and together with Ades, the "Ades Entities" and together with the Hunt Entities, the "Stockholders").

        WHEREAS, the Company and the Investor have entered into a Series A Preferred Stock Purchase Agreement (the "Purchase Agreement") of even date herewith pursuant to which the Company has issued and sold to the Investor and the Investor has purchased from the Company shares of the Company's newly designated Series A Preferred Stock, no par value (the "Series A Preferred Stock").

        WHEREAS, the parties are entering into this Agreement in order to specify the rights and obligations of the Company, the Investor and the Stockholders.

        NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree, severally and not jointly, as follows:

1. DEFINITIONS.

        1.1 Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

        "Ades" shall mean Steven D. Ades, a director, officer and stockholder of the Company.

        "Ades Entities" shall mean Ades and the Ades Trust.

        "Ades Trust" shall mean The Steven Ades and Laurie Levit Revocable Family Trust UTA April 18, 1991, a stockholder of the Company.

        "Affiliate" shall mean (i) with respect to any individual, (A) a spouse or descendant, through blood or adoption, of such individual, (B) any trust, family partnership or limited liability company whose beneficiaries shall primarily be such individual and/or such individual's spouse and/or any individual related by blood or adoption to such individual or such individual's spouse, and (C) the estate or heirs of such individual, and (ii) with respect to any Person which is not an individual, any other Person that, directly or indirectly through one or more intermediaries Controls, is Controlled by, or is under common Control with, such Person and/or one or more Affiliates thereof. The term "Control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

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        "Board" shall mean the Board of Directors of the Company.

        "Change of Control" means any sale, license, or other disposition of all or substantially all of the assets of the Company, or any reorganization, consolidation, or merger of the Company where the holders of the Company's securities before the transaction beneficially own less than 50% of the outstanding voting securities of the surviving entity after the transaction.

        "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

        "Common Stock" shall mean the common stock, no par value, of the Company.

        "Company" shall mean Intervisual Books, Inc., a California corporation.

        "Equity Financing" shall mean any issuance of Equity Securities (other than pursuant to the exercise or conversion of any option or warrant currently outstanding) in which the Investor participates as an investor.

        "Equity Securities" shall mean any securities of the Company having voting rights in the election of the Board not contingent upon default, any securities evidencing an ownership interest in the Company, or any securities convertible into or exchangeable or exercisable for any shares of the foregoing, or any agreement or commitment to issue any of the foregoing.

        "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute, and the rules and regulations thereunder, all as the same shall be in effect from time to time.

        "Exempted Securities" shall mean up to 25,000 shares of Common Stock to be transferred by Hunt and/or any of the Hunt Entities to Dan P. Reavis, and up to 15,000 shares of Common Stock to be transferred by Ades and/or any of the Ades Entities to Mr. Reavis.

        "Hunt" shall mean Waldo H. Hunt, the Chairman of the Board, Chief Executive Officer and stockholder of the Company.

        "Hunt Entities" shall mean Hunt and the Hunt Trust.

        "Hunt Trust" shall mean The Hunt Family Trust UTA May 30, 1980, a stockholder of the Company.

        "Investor" shall mean the Intervisual Partners, LLC, a Delaware limited liability company.

        "Permitted Transfer" shall mean any transfer of Restricted Securities
(a) to the Company, (b) among the parties hereto, (c) pursuant to Rule 144 under the Securities Act, (d) in which a holder that is a partnership distributes Restricted Securities solely to partners thereof for no consideration, (e) in which a holder that is a limited liability company distributes Restricted Securities solely to members thereof for no consideration, or (f) by gift, will or intestate succession to a spouse, siblings, lineal descendants or ancestors or any trust established for estate planning purposes; provided, in each case, that each transferee agrees in writing to be subject to the terms of this Agreement.

        "Person" shall mean any individual, corporation, partnership, association, trust, unincorporated association, limited liability company or other entity or group.

        "Purchase Agreement" shall mean the Series A Preferred Stock Purchase Agreement, dated of the date hereof, by and between the Company and the Investor.

        The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

        "Registration Expenses" shall mean all expenses incurred in effecting any registration pursuant to this Agreement, including, without limitation, all registration, qualification, listing and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, fees and disbursements of one special counsel per registration for the Investor, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

        "Registrable Securities" shall mean (i) the shares of Common Stock issuable upon conversion of Series A Preferred Stock, (ii) the shares of Common Stock issuable upon the exercise of the Warrants and (iii) any other shares of Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the Shares or the Warrants; provided, however, that shares of Common Stock or other securities shall only be treated as Registrable Securities if and so long as they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction or (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 5(1) thereof so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale.

        "Restricted Securities" shall mean the securities of the Company required to bear the legends set forth in Sections 2.2(a) and (b) hereof.

        "Rule 144" shall mean Rule 144 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

        "Rule 145" shall mean Rule 145 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

        "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.


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

        "Selling Expenses" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Investor and all fees and disbursements of counsel for the Investor (other than the fees and disbursements of special counsel included in Registration Expenses).

        "Series A Preferred Stock" shall mean the Company's newly designated Series A Preferred Stock, no par value.

        "Shares" shall mean the shares of Series A Preferred Stock sold to the Investor pursuant to the Purchase Agreement.

        "Stockholders" shall mean Ades, Hunt, the Ades Trust and the Hunt Trust.

        "Third Party" shall mean any third party of which the Company does not own, have any rights to acquire, or propose to own or acquire, any interest.

        "Warrants" shall mean the Common Stock purchase warrants issuable or issued to the investor pursuant to the Purchase Agreement.

2. RESTRICTIONS ON TRANSFERABILITY.

        2.1 Restrictions. The Shares shall not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of in any way by Investor except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. The Investor shall cause any proposed purchaser, assignee, transferee or pledgee of the Shares to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement.

        2.2 Restrictive Legends. (a) Each certificate representing (i) the Shares and (ii) any other securities issued in respect of the Shares upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted by the provisions of this Section 2.2) be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under applicable state securities laws):

                "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AS SET FORTH IN A STOCKHOLDERS AGREEMENT, DATED AS OF JANUARY 8, 2002, BY AND AMONG INTERVISUAL BOOKS, INC., INTERVISUAL PARTNERS, LLC AND CERTAIN STOCKHOLDERS, AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION.

                INVESTORS SHOULD BE AWARE THAT THEY MAY BE
                REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS
                INVESTMENT FOR AN INDEFINITE PERIOD OF TIME."

        The Investor consents to the Company making a notation on its records and giving instructions to its transfer agent in order to implement the restrictions on transfer established in this Section 2.2(a). The legend set forth above shall be removed from the certificate representing Restricted Securities at the request of the holder thereof at such time as they become eligible for resale pursuant to Rule 144(k) under the Securities Act, which request shall be accompanied by an opinion of legal counsel reasonably satisfactory to the Company concerning compliance with the conditions of Rule 144(k).

        (b) Certificates representing ninety percent (90%) of the Equity Securities held by the Stockholders (excluding the Exempted Securities which will not be subject to any legends under this Agreement) shall be stamped or otherwise imprinted with a legend in the following form:

                "THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO, RESTRICTED BY AND MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH, THE TERMS AND CONDITIONS OF A STOCKHOLDERS AGREEMENT, DATED AS OF JANUARY 8, 2002, BY AND AMONG INTERVISUAL BOOKS, INC., INTERVISUAL PARTNERS, LLC AND CERTAIN STOCKHOLDERS. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION."

        Each of the Stockholders agrees to surrender certificates representing ninety percent (90%) of the Equity Securities held by such Stockholder to the Company's transfer agent for the purpose of imprinting the foregoing legend and, in addition, consents to the Company making a notation on its records and giving instructions to its transfer agent in order to implement the restrictions on transfer established in this Section 2.2(b).

        2.3 Notice of Proposed Transfers. The holder of each certificate representing Restricted Securities, by acceptance thereof, agrees to comply in all respects with the provisions of this Section 2. Prior to any proposed transfer of any Restricted Securities (other than the Exempted Securities), unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the holder thereof shall give written notice to the Company of such holder's intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and, if the Company reasonably so requests, shall be accompanied by either (i) an opinion from counsel of the holder of such Restricted Securities in form and substance reasonably satisfactory to the Company that such transfer is permitted under the Securities Act without registration, or (ii) a "no action" letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto. Each certificate evidencing the Restricted Securities (other than the Exempted Securities) transferred as above provided shall bear the appropriate restrictive legend set forth in Section 2.2 above, except that such certificate shall not bear such restrictive legend if, in the


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

opinion of counsel for such holder or the Company, such legend is not required in order to establish compliance with any provisions of the Securities Act. The Company agrees that it shall not unreasonably require an opinion of counsel for any transfer made pursuant to Rule 144.

3. REGISTRATION RIGHTS.

        3.1 Demand Registration Rights.

        (a) If, at any time prior to the third anniversary of the date hereof, the Company shall have received a written request from the Investor requesting registration under this Section 3.1 of Registrable Securities, the Company shall prepare and file with the Commission, as soon as practicable after receipt of such request, but in no event later than ninety (90) days after receipt of such request, a registration statement or an amendment to an existing registration statement, for resale by the Investor of a number of Registrable Securities covered by the Investor's written request to the Company.

        (b) The Company shall use its reasonable efforts to cause any registration statement filed pursuant to this Section 3.1 to be declared effective by the Commission within forty-five (45) business days after the date of the initial filing thereof.

        (c) Notwithstanding anything herein to the contrary:

                (i) the Company shall not be required to prepare and file pursuant to this Section 3 a registration statement including less than 1,500,000 Registrable Securities in the aggregate;

                (ii) the Company shall not be required to prepare and file pursuant to this Section 3.1 more than one (1) registration statement in any 12-month period or, in the aggregate, more than two registration statements; and

                (iii) if the Board determines in good faith that (w) there is a material undisclosed development in the business or affairs of the Company (including any pending or proposed financing, recapitalization, acquisition or disposition), the disclosure of which at such time would be adverse to the Company's interests or (x) the Company has filed a registration statement with the Commission, such registration statement has not yet been declared effective, and the Company determines that such registration would be adversely affected, then the Company shall be entitled to postpone for a reasonable period of time the filing or effectiveness of, or suspend the rights of the Investor to make sales pursuant to, any registration statement otherwise required to be prepared, filed and made and kept effective by it hereunder, provided, however, that the duration of such postponement or suspension may not exceed the earlier to occur of 30 days after the cessation of the circumstances described in clauses (w) and
(x) above or 120 days after the date of the determination of the Board referred to above, and the duration of such postponement or suspension shall be excluded from the calculation of the period specified in Section 3.5(a). If the Company shall so delay the filing of a registration statement, it shall, as promptly as practicable, notify the Investor of such determination, and the Investor shall have the right (y) in the case of a postponement of the filing or effectiveness of a registration statement, to withdraw the request for registration by giving written notice to the Company within 10 days after receipt of the Company's notice or (z) in the case of a suspension of the right to make sales, to receive an extension of the registration period equal to the number of days of the suspension.

        3.2 Piggyback Registration Rights. If at any time prior to third anniversary of the date hereof, the Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders other than (i) in a registration relating solely to employee benefit plans, (ii) in a registration relating solely to a Commission Rule 145 transaction, or (iii) in a registration on any registration form that does not permit secondary sales, the Company shall:

        (a) promptly give to the Investor written notice thereof; and

        (b) use reasonable efforts to include in such registration (and any related qualification under blue sky laws or other compliance), except as set forth in Section 3.3 below, and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests made by the Investor within twenty (20) days after receipt of such written notice from the Company.

        3.3 Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Investor as a part of the written notice given pursuant to Section
3.2. In such event, the right of the Investor to register its Registrable Securities shall be conditioned upon the Investor's participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein. Notwithstanding any other provision of this Section 3.3, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the Registrable Securities and other securities to be distributed through such underwriting. In the event of such limitation, the Company shall so advise the Investor, and the number of securities that may be included in the registration shall be allocated first to the Company for securities being sold for its own account, second to the Investor, on the basis of the respective amounts of Registrable Securities requested to be registered by the Investor at the time of filing the registration statement, and third to any other security holders whose securities are intended to be included in such registration statement. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to the Investor or other holder to the nearest one-hundred (100) shares. If the Investor or other holder disapproves of the terms of any such underwriting, he or she may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration. If requested by an underwriter, the Investor shall not, without the consent of such underwriter, sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by the Investor (other than those included in the registration) for a period specified by the underwriter not to exceed one hundred eighty (180) days ("Restricted Period") following the effective date of the registration statement of the Company filed under the Securities Act; provided that all officers and directors of the Company enter into similar agreements. The Company may impose stop-transfer instructions with respect to the shares (or securities) subject to the foregoing restriction until the end of the Restricted Period.


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

        3.4 Expenses of Registration. All Registration Expenses incurred in connection with any registration pursuant to Section 3 shall be borne by the Company.

        3.5 Registration Procedures. In the case of each registration, qualification or compliance effected by the Company pursuant to this Section 3, the Company shall keep the Investor advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof and, at its expense, the Company shall:

        (a) Prepare and file with the Commission a registration statement with respect to such securities and use its reasonable efforts to cause such registration statement to become and remain effective for at least two hundred seventy (270) days or until the distribution described in the registration statement has been completed, whichever first occurs; provided, however, that
(i) such two hundred seventy (270) day period shall be extended for a period of time equal to the period the Investor refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company; and (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such two hundred seventy (270) day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (I) includes any prospectus required by
Section 19(a)(3) of the Securities Act or (II) reflects facts or events representing a material or fundamental change in the information required to be included in (I) and (II) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the Exchange Act in the registration statement;

        (b) Furnish to the Investor and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such Investor and underwriters may reasonably request in order to facilitate the public offering of such securities;

        (c) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

        (d) Notify the Investor at any time when a registration statement relating to the sale of Registrable Securities is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and at the request of the Investor, prepare and furnish to the Investor a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchaser of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing;

        (e) Use its reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Investor, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

        (f) Use its reasonable efforts to (i) cooperate with the Investor and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends and to be in such denominations and registered in such names as the managing underwriters may request at least two (2) business days prior to any sale of Registrable Securities to the underwriters; (ii) upon the occurrence of any event contemplated by subsection 3.5(d) above, prepare a supplement or post-effective amendment to the registration statement or the related prospectus or any documents incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading; (iii) enter into such agreements (including an underwriting agreement) and take all such other actions in connection therewith in order to expedite or facilitate the disposition of such Registrable Securities and in such connection, whether or not an underwriting agreement is entered into and whether or not the Registration is an underwritten registration (A) make such representations and warranties to the holders of such Registrable Securities and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in primary underwritten offerings; (B) obtain opinions of counsel to the Company and updates thereof (which opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and the holders of a majority of the Registrable Securities being sold) addressed to the Investor and the underwriters, if any, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by the Investor and underwriters; (C) obtain "cold comfort" letters and updates thereof from the Company's independent certified public accountants addressed to the Investor and the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters by underwriters in connection with primary underwritten offerings; (D) if an underwriting agreement is entered into, the same shall set forth in full the indemnification provisions and procedures set forth in Section
3.6 below with respect to all parties to be indemnified pursuant to said subsection; (E) the Company shall deliver such documents and certificates as may be reasonably requested by the Investor and the managing underwriters, if any, to evidence compliance with subsection 3.6(a) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company; and (F) secure the participation of senior management in "road shows" and similar activities, provided that such activities do not interfere with the duties of senior management in a manner that would likely be detrimental to the best interests of the Company. The above shall be done at each closing under such underwriting or similar agreement or as and to the extent required thereunder;

        (g) Cause all such Registrable Securities to be listed on each securities exchange or over the counter market on which similar securities issued by the Company are then listed;

        (h) Provide a transfer agent and registrar for all Registrable Securities and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration; and

        (i) Make available for inspection by the Investor, any underwriter participating in any disposition pursuant to such registration, and any attorney or accountant retained by the Investor or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers and directors to supply all information reasonably requested by the Investor, underwriter, attorney or accountant in connection with such registration statement; provided, however, that the Investor, underwriter, attorney or accountant shall agree to hold in confidence and trust all information so provided.

        3.6 Indemnification.

        (a) The Company shall indemnify the Investor, each of its officers and directors, shareholders, partners, legal counsel, and accountants and each person controlling the Investor within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Section 3, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act (collectively, the "Series A Investor Indemnified Persons"), against all expenses, claims, losses, damages or liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation or alleged violation by the Company of the Securities Act, Exchange Act, any state securities laws or any rule or regulation promulgated under the Securities Act, Exchange Act, or any state securities laws applicable to the Company in connection with any such registration, qualification or compliance, and the Company shall reimburse each such Series A Investor Indemnified Person for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, as such expenses are incurred, provided that the Company shall not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Series A Investor Indemnified Person.

        (b) The Investor shall, if Registrable Securities held by the Investor are included in the securities as to which registration, qualification or compliance is being effected pursuant to this Section 3, furnish to the Company in writing such information with respect to the name and address of the Investor and such other information as may be reasonably required for use in connection with the registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto and agrees to indemnify, to the full extent permitted by law, the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in the registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue or alleged untrue statement is contained in or such omission or alleged omission relates to any information with respect to the Investor so furnished in writing by the Investor specifically for inclusion in any prospectus or registration statement, offering circular or other document, or any amendment or supplement thereto; provided, however, that the Investor shall not be liable in any such case to the extent that prior to the filing of any such registration statement or prospectus or amendment thereof or supplement thereto, the Investor has furnished in writing to the Company information expressly for use in such registration statement or prospectus or any amendment thereof or supplement thereto which corrected or made not misleading information previously furnished to the Company. In no event shall the liability of the Investor hereunder be greater in amount than the dollar amount of the proceeds received by the Investor upon the sale of the Registrable Securities giving rise to such indemnification obligation.

        (c) Each party entitled to indemnification under this Section 3.6 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense; provided, however, that an Indemnified Party (together with all other Indemnified Parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the Indemnifying Party, if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding. The failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this
Section 3 unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

        (d) If the indemnification provided for in this Section 3.6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any claim, loss, damage, liability or action referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such claim, loss, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and the Indemnified Party on the other in connection with the actions that resulted in such claims, loss, damage, liability or action, as well as any other relevant equitable considerations.

The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact related to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Investor agree that it would not be just and equitable if contribution pursuant to this Section 3.6(d) were based solely upon the number of entities from whom contribution was requested or by any other method of allocation which does not take account of the equitable considerations referred to above in this
Section 3.6(d).

        (e) The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages and liabilities referred to above in this Section
3.7 shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim, subject to the provisions of Section 3.4 hereof. Notwithstanding the provisions of this Section 3.7, the Investor shall not be required to contribute any amount or make any other payments under this Agreement which in the aggregate exceed the net proceeds (after selling expenses) received by the Investor. No person guilty of fraudulent misrepresentation (within the meaning of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

        3.7 Information by Investor. The Investor shall furnish to the Company such information regarding itself, the Registrable Securities and the distribution proposed as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 3.

        3.8 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of securities to the public without registration, after such time as a public market exists for the Common Stock, the Company agrees to use its reasonable efforts to:

        (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date that the Company becomes subject to the reporting requirements of the Securities Act or the Exchange Act;

        (b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

        (c) So long as the Investor owns any Registrable Securities, to furnish to the Investor forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as the Investor may reasonably request in availing itself of any rule or regulation of the Commission allowing the Investor to sell any such securities without registration.

        3.9 Termination of Rights. The rights of the Investor to cause the Company to register securities under this Section 3 shall terminate with respect to the Investor on the earlier of (i) the third anniversary of the effective date of this Agreement, and (ii) such time as all Registrable Securities held by and issuable to the Investor may be sold under Rule 144 during any ninety (90) day period.

        3.10 No Superior Rights. For so long as the Investor shall retain ownership of the majority of the Registrable Securities, the Company will not grant registration rights superior to those contained in Section 3 to any person or entity without first obtaining the prior written consent of the Investor.

4. INFORMATION RIGHTS.

        4.1 Reports. For so long as the Investor shall retain ownership of forty-five percent (45%) of the Shares, or the equivalent number of Common Stock into which such Shares may be converted, the Company shall furnish the following to the Investor:

        (a) As soon as practicable after the end of each fiscal year of the Company, and in any event within ninety (90) days thereafter, the Company will furnish to the Investor an audited balance sheet of the Company, as at the end of such fiscal year, and an audited statement of income and an audited statement of cash flows of the Company, for such year, all prepared in accordance with generally accepted accounting principles consistently applied and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail. Such financial statements shall be accompanied by a report and opinion thereon by the Company's firm of certified public accountants.

        (b) As soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event within forty five (45) days thereafter, a balance sheet of the Company as of the end of each such quarterly period, and a statement of income and a statement of cash flows of the Company for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles consistently applied, with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made.

        4.2 Confidentiality. The Investor acknowledges that Regulation FD under the Exchange Act prohibits selective disclosure of material non-public information. To comply with such requirements, the Investor agrees to use the Company's confidential proprietary information only for monitoring its investment in the Company and not to use such confidential information for any other purpose or disclose any such confidential information to any third party (other than the Investor's accountants, attorneys, other advisors, and members, which persons agree to maintain the confidentiality of such information), except with the consent of the Company. The foregoing requirements of confidentiality shall not apply to information that is or in the future becomes freely available to the public through no fault of or action by the using or disclosing party.

5. LOCK-UP RESTRICTION ON THE INVESTOR AND THE STOCKHOLDERS; RIGHTS OF FIRST REFUSAL.

        5.1 Lock-Up Restrictions on the Investor and the Stockholders. During the twelve month period immediately following the date hereof, (a) the Investor shall not sell or otherwise transfer more than ten percent (10%) of its Equity Securities, with the exception of sales to the Company, and (b) neither the Hunt Entities nor the Ades Entities shall, without the prior approval of the Investor, sell or otherwise transfer more than ten percent (10%) of their respective Equity Securities (other than the Exempted Securities); provided, however, that the Hunt Entities and the Ades Entities may sell in excess of ten percent (10%) of their respective Equity Securities (other than the Exempted Securities) in the public market or in public or private transactions, so long as the Investor is offered the right of first refusal with respect to such sales in accordance with the provisions of this Section 5; and provided, further, that the lock-up restrictions set forth in subsections (a) and (b) above shall not restrict the sale of the entire Company to a bona fide Third Party purchaser.

        5.2 Rights of First Refusal.

        (a) Transfer Notice. If at any time (i) the Investor proposes to transfer all or a portion of the securities of the Company to one or more Third Parties (the "Investor's Transfer"), or (ii) the Hunt Entities or the Ades Entities propose to transfer during the twelve month period immediately following the date hereof, without the Investor's prior approval, in excess of ten percent (10%) of their respective Equity Securities (other than the Exempted Securities) in the public market or in public or private transactions (the "Entities' Transfer"), then the transferring party ("Transferor") shall first give written notice of its intention to make the transfer (the "Transfer Notice") to Hunt (in the case of the Investor's Transfer) or to the Investor (in the case of the Entities' Transfer), as the case may be (such non-transferring party hereinafter referred to as the "Offeree"), which Transfer Notice shall include (w) a description of the securities to be transferred (the "Offered Shares"), (x) the identity of the prospective transferee(s) (if such shares are to be sold to an identified Third Party) or a statement that such shares are to be sold into the market) and (y) the consideration and the material terms and conditions upon which the proposed transfer is to be made. The Transfer Notice shall certify that the Transferor has received a firm offer from the prospective transferee(s) and in good faith believes a binding agreement for the transfer is obtainable on the terms set forth in the Transfer Notice. The Transfer Notice shall include a copy of any written proposal, term sheet or letter of intent or other agreement relating to the proposed transfer. Within ten (10) days following receipt of the Transfer Notice, the Offeree shall notify the Transferor whether it has elected to purchase the Equity Securities covered by the Transfer Notice, by giving the Transferor a written notice of acceptance.

        (b) Valuation of Property. Should the purchase price specified in the Transfer Notice be payable in property other than cash or evidences of indebtedness, the Offeree shall have the right to pay the purchase price in the form of cash equal in amount to the value of such property. If the Transferor and the Offeree cannot agree on such cash value within ten (10) days after the Offeree's receipt of the Transfer Notice, the valuation shall be made by an appraiser of recognized standing selected by them or, if they cannot agree on an appraiser within twenty (20) days after the Offeree's receipt of the Transfer Notice, each shall select an appraiser of recognized standing and the two appraisers shall designate a third appraiser of recognized standing, whose appraisal shall be determinative of such value. The cost of such appraisal shall be shared equally by the Transferor and the Offeree. If the time for the closing of the purchase has expired but for the determination of the value of the purchase price offered by the prospective transferee(s), then such closing shall be extended for five (5) business days after such valuation shall have been made pursuant to this Section 5.2(b).

        5.3 Non-Exercise of Rights. To the extent that the Offeree has not exercised its rights to purchase the Offered Shares within the time period specified in Section 5.2 or has not consummated the transactions in accordance with the terms of Section 5.2, the Transferor shall have a period of thirty (30) days from the expiration of such rights in which to sell the Offered Shares upon terms and conditions (including the purchase price) no more favorable than those specified in the Transfer Notice to the Third Party transferee(s) identified in the Transfer Notice. In the event the Transferor does not consummate the sale or disposition of the Offered Shares within the thirty (30) day period from the expiration of these rights, the Offeree's first refusal rights shall continue to be applicable to any subsequent disposition of such shares by the Transferor until such right lapses in accordance with the terms of this Agreement. Furthermore, the exercise or nonexercise of the Offeree's rights under this
Section 5 to purchase securities of the Company from the Transferor shall not adversely affect its rights to make subsequent purchases from the Transferor of securities of the Company.

        5.4 Permitted Transfers. The parties agree and acknowledge that the lock-up restrictions and the rights of first refusal set forth in this Section 5 shall not apply to Permitted Transfers.

6. TAG-ALONG RIGHTS.

        6.1 Tag-Along Right. If at any time prior to the first anniversary of the closing of the Purchase Agreement, any of the Hunt Entities or the Ades Entities propose to sell all or a portion of their Equity Securities through a private sale (other than a Permitted Transfer), they shall notify the Investor (the "Tag-Along Notice") and the Investor shall have the right, subject to the provisions of this Section 6, to require that the Hunt Entities or the Ades Entities, as the case may be, include in such sale the same pro rata percentage of the Equity Securities held by the Investor as the Hunt Entities or the Ades Entities, as the case may be, propose to sell.

        6.2 Notice. The Tag-Along Notice shall set forth: (i) the date of such notice, (ii) the name and address of the Third Party transferee, (iii) the proposed amount of consideration to be paid per share, and the terms and conditions of payment offered by the Third Party transferee in reasonable detail, together with written proposals or agreements, if any, with respect thereto, and (iv) the aggregate number of shares to be sold.

7. BOARD REPRESENTATION.

        7.1 Nominations and Voting. For so long as the Investor shall retain ownership of forty-five percent (45%) of the Shares, or the equivalent number of Common Stock into which such Shares may be converted, (i) the Investor shall have the right to nominate a majority of the members of the Board, and (ii) the Hunt Entities and the Ades Entities (and their respective Permitted Transferees) shall take such action as may be necessary to cause the Board to nominate and recommend to the shareholders of the Company, as the proposed members of the

Board, at any annual or special meeting of shareholders called for the purpose of voting on the election of directors, all of the persons nominated to the Board by the Investor pursuant to subsection (i) above, and shall vote their respective shares in favor of such nominees. Based upon the size of the Board at the time of the Second Closing, which shall be seven (7), until such number is subsequently changed, the Investor shall have the right to nominate four members of the Board. For so long as the Hunt Entities shall retain ownership of forty-five percent (45%) of the securities of the Company which they own on the First Closing Date of the Purchase Agreement, (x) Hunt or his successors or assignees shall have the right to nominate the remaining members of the Board, and (y) the Investor and the Ades Entities (and their respective Permitted Transferees) shall take such action as may be necessary to cause the Board to nominate and recommend to the shareholders of the Company, as the proposed members of the Board, at any annual or special meeting of shareholders called for the purpose of voting on the election of directors, all of the persons nominated to the Board by Hunt or his successors or assignees pursuant to subsection (x) above, and shall vote their respective shares in favor of such nominees. Based upon the size of the Board at the time of the Second Closing, which shall be seven (7), until such number is subsequently changed, Hunt or its successors or assignees shall have the right to nominate the three remaining members of the Board, one of whom will be Larry Nusbaum. The parties hereto agree to execute such documentation, including, but not limited to, voting trusts and irrevocable proxies, as is deemed advisable and acceptable by counsel for each of them in order that each of them will vote in favor of the nominees for the Board nominated by each of the Investor and Hunt. All reasonable out-of-pocket and documented expenses of such board members incurred in connection with attending regular and special Board meetings and any meeting of any Board committee shall be reimbursed by the Company. The parties hereto agree that upon the resignation of Mr. Jaffe as a director after the closing of the transactions contemplated by the Purchase Agreement, then Alan Furst, one of the directors originally designated by the Investor, shall be deemed to be a director nominee designated by Mr. Hunt. Thereafter, the parties hereto agree to use their reasonable best efforts to cause directors to nominate, on behalf of the Investor, a new director nominee, which director nominee shall be reasonably acceptable to the remaining members of the board of directors. The Investor and the Hunt Entities agree not to nominate as a member of the Board pursuant to this Section 7.1 any person with respect to whom any matter would be required to be disclosed under Item 401(f) of Regulation S-K under the Securities Act and the Exchange Act.

        7.2 Restrictive Legends. Each certificate representing Equity Securities held by the Stockholders shall be stamped or otherwise imprinted with a legend in the following form:

                "THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS OF A STOCKHOLDERS AGREEMENT, DATED AS OF JANUARY 8, 2002, BY AND AMONG INTERVISUAL BOOKS, INC., INTERVISUAL PARTNERS, LLC AND CERTAIN STOCKHOLDERS, WHICH PLACES CERTAIN RESTRICTIONS ON THE VOTING OF THE SECURITIES REPRESENTED HEREBY. ANY PERSON ACCEPTING ANY INTEREST IN SUCH SECURITIES SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SUCH AGREEMENT. COPIES OF

                SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN
                REQUEST TO THE SECRETARY OF THE CORPORATION."

        The legend set forth above shall be removed from the certificate representing Equity Securities at the request of the holder thereof at such time as such Equity Securities are no longer subject to the voting requirements of
Section 7.1.

8. COVENANTS.

        8.1 Voting. For so long as the Investor shall retain ownership of forty-five percent (45%) of the Shares, without a prior written consent of the Investor, the Company shall not:

        (a) amend its Articles of Incorporation or Bylaws;

        (b) issue equity securities ranking senior to, or pari passu with, the Series A Preferred Stock;

        (c) increase the authorized number of shares of the Series A Preferred Stock or change the terms thereof;

        (d) enter into any transactions with its Affiliates or officers, except for compensation matters approved by the Board and matters in the ordinary course on arms-length basis;

        (e) enter into or engage in a business other than those presently engaged in or proposed to be engaged in;

        (f) repurchase any of its capital stock or options to purchase its capital stock; or

        (g) repay any loans from its officers or Affiliates.

        8.2 Restated Articles.

        (a) The Hunt Entities and the Ades Entities agree to consent in writing and vote all of the shares of the Equity Securities they hold for the purpose of approving the Amended and Restated Articles of Incorporation of the Company (the "Restated Articles") which shall include, among other things, the authorization of the Additional Shares (as defined in the Purchase Agreement and with the same rights, restrictions, preferences and privileges granted to and imposed upon the Series A Preferred Stock in the Certificate of Determination (as defined in the Purchase Agreement)), and the shares of Common Stock into which the Additional Shares and the Warrants may be converted or exercised, in favor of the Restated Articles.

        (b) The Investor, being the holder of all of the issued and outstanding Series A Preferred Stock of the Company, hereby (i) approves and authorizes the Restated Articles in substantially the form attached to the Purchase Agreement, and (ii) authorizes and directs the officers of the Company to execute and file the Restated Articles with the Secretary of State of the State of California and to make all such other arrangements and to do and perform all such acts and things and execute and deliver all documents, instruments, applications, certificates and other papers as they deem necessary or appropriate in order to fulfill the purposes of this Section

8.2(b) and the transactions contemplated hereby; including, but not limited to, the preparation and distribution of an information statement. The parties agree that, for all corporate purposes this Section 8.2(b) shall constitute the unanimous written consent of the holders of all of the issued and outstanding Series A Preferred Stock of the Company, whether acquired at the First Closing (as defined in the Purchase Agreement) or the Second Closing (as defined in the Purchase Agreement), effective as of January 8, 2002 and as of the Second Closing Date (as defined in the Purchase Agreement), in accordance with the California General Corporation Law and the bylaws of the Company, which action shall be as valid and legal and of same force and effect as though taken at a meeting duly and validly noticed and held. Notwithstanding Section 10 of this Agreement, the written consent of the Series A Stockholders memorialized in this Section shall continue to be effective if the Second Closing does not occur.

        8.3 USBank Loan Guaranties. The Investor agrees that, to the extent the Investor or any entity affiliated or related to the Investor purchases, refinances or otherwise acquires the Company's loan with USBank (the "Loan"), it will fully and completely release the Hunt Entities of the guaranties provided to USBank with respect to the Loan (the "Guaranties"), to the extent that the Guaranties have not been previously released. The Investor also agrees that, to the extent (i) the Investor or any entity affiliated or related to the Investor restructures or reschedules the Loan, or (ii) a party unrelated to the Investor purchases, refinances, restructures or reschedules the Loan, then, in either case, the Investor will use its best efforts to fully and completely release the Hunt Entities of the Guaranties, to the extent that the Guaranties have not been previously released. In addition, the Investor and the Company agree that, to the extent there is a reduction of the Loan's principal amount, neither of them will increase such reduced principal amount, so that the amount subject to the Guaranties shall be reduced by the same amount and on a permanent basis. Notwithstanding the foregoing, the Hunt Entities acknowledge that the agreement with USBank contemplated by Section 8.11 of the Purchase Agreement will not relieve the Hunt Entities of the Guaranties.

        8.4 Stockholders' Holdings. The Stockholders represent and warrant to the Investor that the Equity Securities held by the Stockholders in the aggregate represent more than 50% of the outstanding Equity Securities of the Company as of the date of this Agreement. Within ten (10) business days after the execution of this Agreement, each of the Stockholders shall inform the Investor of the number of Equity Securities held by such Stockholder as of the date of this Agreement.

9. MISCELLANEOUS.

        9.1 Term. The rights set forth in this Agreement, except those set forth in Section 3, shall terminate upon the earlier of (i) the fourth anniversary of the date hereof, and (ii) a Change of Control.

        9.2 Rights of Investors. Each party to this Agreement shall have the absolute right to exercise or refrain from exercising any right or rights that such party may have by reason of this Agreement, including, without limitation, the right to consent to the waiver or modification of any obligation under this Agreement, and such party shall not incur any liability to any other party or other holder of any securities of the Company as a result of exercising or refraining from exercising any such right or rights.

        9.3 Attorneys' Fees. In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including, without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

        9.4 Further Instruments and Actions. The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement. The parties agree to cooperate affirmatively with the Company and each other, to the extent reasonably requested by the Company, to enforce rights and obligations pursuant hereto.

        9.5 Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

        9.6 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

        9.7 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors, assigns, heirs, executors and administrators of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors assigns, heirs, executors and administrators any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

        9.8 Notices. Unless otherwise provided, any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by telegram, or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, if to the Company, to:

Intervisual Books, Inc.                    With a copy to:
2716 Ocean Park Boulevard, Suite 2020
Santa Monica, California  90405            Paul, Hastings, Janofsky & Walker LLP
                                           Seventeenth Floor
                                           695 Town Center Drive
                                           Costa Mesa, California  92626-1924
                                           Attention:  Stephen D. Cooke, Esq.

If to the Investor, to:                    With a copy to:

Intervisual Partners, LLC                  Berlack, Israels & Liberman LLP
18 East 50th Street                        120 West 45th Street
10th Floor                                 New York, New York  10036
New York, New York  10022                  Attention: Steven F. Wasserman, Esq.


and if to any other party, to such party's address or fax number as set forth on Exhibit A hereto, or as subsequently modified by written notice.

        9.9 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

        9.10 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party to this Agreement, upon any breach or default of the other party, shall impair any such right, power or remedy of such non-breaching party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be made in writing and shall be effective only to the extent specifically set forth in such writing or as provided in this Agreement. All remedies, either under this Agreement, or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

        9.11 Amendments and Waivers. Any term of this Agreement may be amended or waived only with the written consent of (i) the Company, (ii) the Hunt Entities, (iii) the Ades Entities, and (iv) the holders of a majority of the Shares.

        9.12 Entire Agreement. This Agreement (including any Exhibits hereto) constitutes the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof. Without limiting the previous sentence, the Stockholders hereby agree that the Amended and Restated Voting Agreement entered into as of May 19, 1999, by and among the Ades Entities and the Hunt Entities is hereby terminated and of no force or effect whatsoever.

        9.13 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        9.14 Representation by Counsel. Each party hereto represents and agrees with each other that it has been represented by or had the opportunity to be represented by, independent counsel of its own choosing, and that it has had the full right and opportunity to consult with its respective attorney(s), that to the extent, if any, that it desired, it availed itself of this right and opportunity, that it or its authorized officers (as the case may be) have carefully read and fully understand this Agreement in its entirety and have had it fully explained to them by such party's respective counsel, that each is fully aware of the contents thereof and its meaning, intent and legal effect, and that it or its authorized officer (as the case may be) is competent to execute this Agreement and has executed this Agreement free from coercion, duress or undue influence.

        9.15 Exempted Securities. The parties hereto acknowledge and agree that, following the date hereof, Hunt and/or any of the Hunt Entities and Ades and/or any of the Ades Entities will transfer the Exempted Securities to Dan P. Reavis, and that, notwithstanding any of the provisions hereof, such transfers shall not be subject to this Agreement and shall be free and clear from any of the provisions of this Agreement.

10. CONDITION TO EFFECTIVENESS. The effectiveness of this Agreement is specifically conditioned upon the release from escrow to the Company of $1,600,000 at the Second Closing (as defined in the Purchase Agreement) as provided for in the Purchase Agreement. The parties acknowledge that unless such sum is released from escrow to the Company at the Second Closing this Agreement (with the exception of Section 8.2(b)) shall be null and void and of no further effect.

                            [SIGNATURE PAGE FOLLOWS]

                    SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                            COMPANY:

                                            INTERVISUAL BOOKS, INC.

                                            By: /s/ WALDO H. HUNT
                                               ---------------------------------
                                               Name: Waldo H. Hunt
                                               Title: Chairman of the Board

                                            INVESTOR:

                                            INTERVISUAL PARTNERS, LLC

                                            By: /s/ LOUIS PERLMAN
                                               ---------------------------------
                                               Name: L.Perlman
                                               Title: Managing Partner

                                            STOCKHOLDERS OF THE COMPANY:

                                            /s/ WALDO H. HUNT
                                            ------------------------------------
                                            Name: Waldo H. Hunt

                                            /s/ STEVEN D. ADES
                                            ------------------------------------
                                            Name: Steven D. Ades

                                            The Hunt Family Trust

                                            By: /s/ WALDO H. HUNT
                                               ---------------------------------
                                            Name: Waldo H. Hunt, Trustee


                                            The Steven Ades and Laurie Levit
                                            Revocable Family Trust

                                            By: /s/ STEVEN ADES
                                               ---------------------------------
                                               Name: Steven Ades, Trustee

                                            By: /s/ LAURIE LEVIT
                                               ---------------------------------
                                               Name: Laurie Levit, Trustee

                                    EXHIBIT A

                                  STOCKHOLDERS

Waldo H. Hunt

The Hunt Family Trust

Steven D. Ades

The Steven Ades and Laurie Levit Revocable Family Trust



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